UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2023

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23189	41-1883630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

14701 Charlson Road
Eden Prairie, Minnesota 55347
(Address of principal executive offices and zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CHRW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 6, 2023, C.H. Robinson Worldwide, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Ancora Catalyst Institutional, LP, Pacific Point Advisors, LLC, and the other entities and natural persons party thereto (collectively, the “Investor Group”). The Cooperation Agreement, which supersedes the Cooperation Agreement among the Company and the Investor Group dated as of February 28, 2022 (the “Prior Agreement”), contains terms substantially similar to those in the Prior Agreement and extends the standstill provisions of the Prior Agreement for an additional year.

The Company agreed to (i) include Henry W. “Jay” Winship and Henry J. Maier (the “Investor Group Appointees”), who are current members of the Board of Directors of the Company (the “Board”), in the Company’s slate of nominees for election at the Company’s 2023 annual meeting of stockholders, (ii) maintain the current Board committee membership of the Investor Group Appointees, (iii) consider each Investor Group Appointee for membership on one or more of the other committees of the Board in the same manner as other independent members of the Board, and (iv) make the Board’s existing Capital Allocation and Planning Committee (the “Committee”) a standing committee of the Board, maintaining its mandate to objectively assess value creation opportunities and to support and make recommendations to the Board and support management’s review of the Company’s capital allocation, operations and strategy and enhanced transparency and disclosures to shareholders, together with such additional matters as the Board may determine. The members of the Committee will continue to include Mr. Winship, Mr. Maier and Scott P. Anderson (the Company’s Interim Chief Executive Officer), and will include at least one other director to be appointed to the Committee by the Board no later than February 28, 2023. Mr. Winship will continue to serve as Chair of the Committee.

Prior to the expiration of the Standstill Period (as defined below), the Board of Directors of the Company (the “Board” and all applicable committees of the Board will not increase the size of the Board above 12 directors, the maximum permitted under the Company’s certificate of incorporation, without the prior written consent of the Investor Group. If, during the Standstill Period, an Investor Group Appointee resigns from or is removed from the Board or is unable (due to death or disability) or refuses to serve on the Board for any reason, so long as Ancora Catalyst Institutional, LP and its affiliates who are parties to the Cooperation Agreement (the “Ancora Investors”) at that time and at all times since the date of the Cooperation Agreement beneficially own in the aggregate at least one percent of the Company’s then-outstanding Common Stock, then the Ancora Investors shall identify a replacement director, subject to reasonable approval by the Governance Committee and the Board, on the terms set forth in the Cooperation Agreement. While any Investor Group Appointee serves on the Board, such Investor Group Appointee will receive the standard compensation for all other non-employee directors as referenced in the Company’s proxy statement for its 2022 annual meeting of shareholders.

Pursuant to the Cooperation Agreement, the Investor Group has agreed to not to make director nominations to the Company and to support the Board’s full slate of directors at the 2023 Annual Meeting of the Company’s shareholders.

During the Standstill Period, consistent with the Prior Agreement, the Investor Group has agreed to vote all of their shares of common stock of the Company in favor of recommendations of the Board with respect to (i) the election, removal and/or replacement of directors (a “Director Proposal”), (ii) the ratification of the appointment of the Company’s independent registered public accounting firm and (iii) any other proposal submitted to the Company’s shareholders at a meeting of the Company’s shareholders, in each case as such recommendation of the Board is set forth in the applicable definitive proxy statement filed in respect thereof. Notwithstanding the foregoing, in the event both Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) make a recommendation that differs from the recommendation of the Board with respect to any proposal submitted to the shareholders at any meeting of the Company’s shareholders (other than Director Proposal), the Investor Group is permitted to vote in accordance with the ISS and Glass Lewis recommendation. The Investor Group is also entitled to vote in its sole discretion with respect to any publicly announced proposal relating to a merger, acquisition, disposition of all or substantially all of the assets of the Company and its subsidiaries or other business combination involving the Company, in each case, that requires a vote of the Company’s shareholders.

The Company is not required to include any Investor Group Appointee (or any replacement thereof) or any of the other directors on its slate of director nominees at any annual meeting following the 2023 Annual Meeting.

The Cooperation Agreement also includes customary standstill, non-disparagement and expense reimbursement provisions, substantially similar to those in the Prior Agreement. The standstill restrictions on the Investor Group began on the date of the Cooperation Agreement and remain in effect until the earlier of (i) the date that is 30 days prior to the deadline for the submission of shareholder nominations for the Company’s 2024 annual meeting of shareholders pursuant to the Company’s Bylaws or (ii) the date that is 110 days prior to the first anniversary of the 2023 Annual Meeting, subject to certain early termination provisions (such period, the “Standstill Period”). The Cooperation Agreement will terminate upon the expiration of the last day of the Standstill Period, unless earlier terminated by mutual written agreement of the Company and the Investor Group.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER

10.1	Cooperation Agreement, dated January 6, 2023, by and among C.H. Robinson Worldwide, Inc., Ancora Catalyst Institutional, LP, Pacific Point Wealth Advisors, LLC and the other entities and natural persons party thereto.

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

Dated: January 6, 2023	By:	/s/ Ben G. Campbell
Ben G. Campbell Chief Legal Officer and Secretary

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